Exhibit 10.17

BUNGE LIMITED EQUITY INCENTIVE PLAN

(Amended and Restated as of December 31, 2008)

Bunge Limited (“Bunge”) hereby establishes an equity compensation plan to be known as the Bunge Limited Equity Incentive Plan (the “Plan”).  The Plan shall become effective on the date it is approved by the Board of Directors of Bunge (the “Board”), subject to the approval of Bunge’s shareholders within 12 months after its approval by the Board in accordance with Section 14 hereof.  Capitalized terms that are not otherwise defined in the text of this Plan are defined in Section 2 below.

1.                                      Purposes

The purposes of the Plan are to attract, retain and motivate key employees, consultants and independent contractors of the Company; to compensate them for their contributions to the growth and profits of the Company; to encourage ownership by them of Common Stock in order to align key employee, consultant and independent contractor interests with shareholder interests; and to link the compensation of key employees, consultants and independent contractors to the overall performance of the Company in order to promote cooperation among the Company’s diverse areas of business.

2.             Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Restricted Stock Units or Other Awards.

“Award Agreement” means a written document approved in accordance with Section 3 which sets forth the terms and conditions of an Award to a Participant.  An Award Agreement may be in the form of (i) an agreement between the Company and a Participant which is executed by an officer on behalf of the Company and is signed by the Participant or (ii) a certificate issued by the Company which is executed by an officer on behalf of the Company but does not require the signature of the Participant.

“Board” means the Board of Directors of Bunge.

“Bunge” means Bunge Limited, a company incorporated under the laws of Bermuda, and any successor thereto.

“Cause” means the termination of a Participant’s employment or service with the Company as a consequence of:

(i)            the willful and continued failure or refusal of the Participant to substantially perform the duties required of him or her as an employee, consultant or independent contractor of Bunge;

(ii)           any willful and material violation by the Participant of any law or regulation applicable to any business of Bunge, or the Participant’s conviction of, or a plea of nolo contendere to, a felony, or any willful perpetration by the Participant of a common law fraud; or

(iii)          any other willful misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, Bunge.

“Change of Control” shall mean any of the following:

(i)            the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Common Stock then outstanding, but shall not include any such acquisition by any employee benefit plan of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan;

(ii)           consummation after approval by the shareholders of Bunge of either (A) a plan of complete liquidation or dissolution of Bunge or (B) a merger, amalgamation or consolidation of Bunge with any other corporation, the issuance of voting securities of Bunge in connection with a merger, amalgamation or consolidation of Bunge or sale or other disposition of all or substantially all of the assets of Bunge or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of Bunge’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock; or

(iii)          within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to Bunge.  For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest);

; provided, however, that with respect to any distribution that is subject to Section 409A of the Code and payment is to be accelerated in connection with the Change of Control, no event(s) set forth in clauses (i), (ii) or (iii) above shall constitute a Change of Control for purposes of the Plan unless such event(s) also constitutes a “change in the ownership”, “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company as defined under Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan.  The Committee shall consist of at least two individuals who are not and have never been employees of the Company and who shall serve at the pleasure of the Board.

“Common Stock” means shares in the capital of Bunge, including common shares.

“Company” means, individually and collectively, Bunge and its Subsidiaries and any successors thereto.

“Deferral Election” has the meaning set forth in Section 7(c).

“Deferral Election Form” means a document in a form approved by the Committee, pursuant to which a Participant may elect to make a Deferral Election.

“Deferral Value” means, with respect to an Award of Restricted Stock Units, (x) the Fair Market Value of a Share on the Vesting Date multiplied by (y) the number of Shares underlying the portion of such Award of Restricted Stock Units that the Participant has elected to defer, with the product subject to reduction for any applicable withholding taxes.

“Disability” means, with respect to any Award other than an Incentive Stock Option, long-term disability, as defined under Bunge’s long-term disability insurance plan or such other applicable plan, as the Committee, in its sole discretion, may determine.  With respect to any Incentive Stock Option, Disability means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations (including any proposed regulations) thereunder.

“Fair Market Value” of a share of Common Stock as of any date means:

(i)            if the Common Stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), (a) the average of the highest and lowest sale prices of the stock quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Committee, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted or (b) the value of a share of Common Stock based upon such other averaging method that the Committee, in its sole discretion, shall determine;

(ii)           if the Common Stock is not then listed on an exchange or the NASDAQ National Market, (a) the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on The NASDAQ Small Cap or OTC Electronic Bulletin Board, as appropriate, on such date or (b) the value of a share of Common Stock based upon such other averaging method that the Committee, in its sole discretion, shall determine; or

(iii)          if the Common Stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Committee; provided, however, that when appropriate, the Committee, in determining Fair Market Value of the Common Stock, may take into account such factors as it may deem appropriate under the circumstances.

Notwithstanding the foregoing, the Fair Market Value of Common Stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code.

“Incentive Stock Option” means a Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

“Option Term” has the meaning set forth in Section 8(e).

“Other Award” means any form of Award other than a Stock Option or Restricted Stock Units authorized under Section 11 of the Plan.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance-Based Restricted Stock Units” mean Restricted Stock Units with respect to which the vesting is linked to the satisfaction of performance criteria.

“Permitted Transferee” has the meaning set forth in Section 12(a).

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) Bunge International Limited, (ii) the Company, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) an entity owned, directly or indirectly, by the shareholders of Bunge in substantially the same proportions as their ownership of stock of Bunge.

“Plan Limit” has the meaning set forth in Section 5(a).

“Restricted Stock Units” mean an Award to receive a specified number of Shares, or the value thereof, upon the completion of the applicable vesting period, subject to the terms and conditions as set forth in Sections 9 and 10 hereof and in the applicable Award Agreement.

“Retirement” means the termination of a Participant’s employment with the Company after such Participant’s 65th birthday and in accordance with the applicable retirement policies of the Company with which the Participant was employed.

“Section 409A” means Section 409A of the Code.

“Separation Date” means the date of a Participant’s termination of employment or service with the Company or such later date as constitutes the Participant’s ‘separation from service,’ as determined under the default rules set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto; provided, however for the purposes of determining which entity is a service recipient or employer, “at least 20 percent” is substituted for “at least 80 percent” in each place it appears in Treasury Regulation §1.414(c)-2.

“Shares” means shares comprising the Common Stock.

“Stock Option” means an Award to purchase Shares granted to an Eligible Individual pursuant to Section 8 hereof, which Award may be either an Incentive Stock Option or a Nonqualified Stock Option.

“Subsidiary” means (i) a corporation or other entity with respect to which Bunge, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body or (ii) any other corporation or other entity in which Bunge, directly or indirectly, has an equity or similar interest; provided, however, that for purposes of any Award of Incentive Stock Options, a Subsidiary shall be defined as any corporation as to which Bunge, directly or indirectly through an unbroken chain of corporations, owns more than 50% of the total combined voting power of all classes of stock issued by such corporation.

“Vesting Date” means the date with respect to which any Award or portion of an Award becomes vested and nonforfeitable.

3.             Administration of the Plan

(a)           Power and Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

(i)            to select Participants from the Eligible Individuals;

(ii)           to make Awards in accordance with the Plan and to issue, allot and purchase Shares;

(iii)          to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv)          to determine the terms and conditions of each Award, other than the terms and conditions that are expressly required under the terms of the Plan;

(v)           to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards;

(vi)          to construe and interpret any Award Agreement delivered under the Plan;

(vii)         to prescribe, amend and rescind rules and procedures relating to the Plan;

(viii)        to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions;

(ix)          subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

(x)           to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(xi)          to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b)           Plan Construction and Interpretation.  The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)           Determinations of Committee Final and Binding.  All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d)           Delegation of Authority.  The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals who are officers of the Company who are delegated authority by the Committee hereunder or (ii) under Sections 3(b) and 13 of the Plan.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter.  Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator.  At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee.  Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(e)           Liability of Committee.  No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in Bunge’s bye-laws as they may be amended from time to time.  In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(f)            Action by the Board.  Anything in the Plan to the contrary notwithstanding, any authority or responsibility, which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.             Effective Date and Term

The Plan was adopted by the Board on April 2, 2001 and received shareholder approval of the original plan in June 2001 and was amended and restated on May 30, 2003 and March 12, 2004.  In no event shall any Awards be made under the Plan after the tenth anniversary of the date of shareholder approval.

5.             Shares of Common Stock Subject to the Plan

(a)           General.  Subject to adjustment as provided in Section 13 hereof, the total number of shares of Common Stock that may be issued pursuant to Awards under the Plan (the “Plan Limit”) shall not exceed, in the aggregate, 10% of the issued Common Stock outstanding at any such time; provided, however, that subject to adjustment as provided in Section 13 hereof, the number of shares subject to Incentive Stock Options granted under the Plan shall not exceed 5% of the Common Stock outstanding as of the date shareholder approval adopting the Plan was obtained.  Shares available under this Plan shall be authorized but unissued Shares.  The number of Shares subject to any Award of Performance-Based Restricted Stock Units that, upon vesting, the Participant becomes entitled to receive in the form of cash instead of Shares will be considered available for future Awards under the Plan at the time the number of such Shares is determinable.  In addition, as of the date of any Deferral Election by a Participant under Section 7(c) below, the number of Shares underlying the corresponding Award, or any portion thereof, subject to such Deferral Election will be considered available for future Awards under the Plan as long as the corresponding Deferral Value of such Award is settled at the end of the applicable deferral period by a cash payment to the Participant.

(b)           Rules Applicable to Determining Shares Available for Issuance.  For purposes of determining the number of shares of Common Stock that remain available for issuance, the following Shares shall be added back to the Plan Limit and again be available for Awards:

(i)            The number of Shares tendered to pay the exercise price of a Stock Option or Other Award;

(ii)           The number of Shares acquired by the Company under Section 8(f) or Section 11 below in satisfaction of some or all of the exercise price of a Stock Option or Other Award or in satisfaction of any tax withholding requirement;

(iii)          The number of Shares subject to Awards that expire unexercised or that become forfeited; and

(iv)          The number of Shares underlying an Award, or any portion thereof, subject to a Deferral Election as long as the corresponding Deferral Value of such Award is settled at the end of the applicable deferral period by a cash payment to the Participant.

6.             Eligible Individuals

Awards may be granted by the Committee to individuals (“Eligible Individuals”) who (a) are officers, employees, independent contractors or consultants of the Company or (b) the Committee anticipates will become a person described in Section 6(a) above; provided, however, that Incentive Stock Options may be granted only to employees of the Company.  Members of the Committee will not be eligible to receive Awards under the Plan.  An individual’s status as an Administrator will not affect his or her eligibility to participate in the Plan.

7.             Awards in General

(a)                                  Types of Award and Award Agreement.  Awards under the Plan may consist of Stock Options, Restricted Stock Units or Other Awards.  Any Award described in Sections 8 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine.  Awards may be made in combination with, in replacement of, or as alternatives to grants of rights under any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company’s obligations under any such plan.

(b)           Terms Set Forth in Award Agreement.  The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award.  The vesting, exercisability, payment and other restrictions applicable to an Award shall be in accordance with the terms of the Plan unless the Committee, in its sole discretion, determines that other terms shall apply to any given Award, which alternative terms shall be set forth in the applicable Award Agreement.  Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option or Other Award first becomes exercisable.  The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms.  Accordingly, the terms of individual Award Agreements may vary.

(c)                                  Right to Elect to Defer Value of Awards Prior to Vesting Date.

(i)                                     The Committee may permit any Participant to elect to defer receipt of the value of all or any portion of an Award of Restricted Stock Units until a date subsequent to the settlement date of the Restricted Stock Units (a “Deferral Election”); provided that the Participant may elect the settlement date for an annual Award of (a) Restricted Stock Units other than Performance-Based Restricted Stock Units, by making an irrevocable Deferral Election on a Deferral Election Form, within the time specified on such form, and delivered to the Company not later than thirty (30) days following the date the Award of Restricted Stock Units is granted, provided that such election is made prior to the date that is twelve months before the date on which the Restricted Stock Units will vest or (b) Performance-Based Restricted Stock Units by making an irrevocable Deferral Election on a Deferral Election Form, within the time specified on such form, and delivered to the Company no later than the close of business on or before the date that is sixth months before the end of the performance period relating to the Performance-Based Restricted Stock Units as such performance period is set forth in the applicable Award Agreement.  A Participant may designate on such Deferral Election Form one of the following dates as the settlement date for such Award of Restricted Stock Units:

(A)                              such Participant’s Separation Date; or

(B)                               the earlier to occur of (i) the date specified by such Participant or (ii) such Participant’s Separation Date.

If a Participant fails to designate one of the foregoing alternatives as the settlement date for an Award of Restricted Stock Units, such Participant shall be deemed to have designated alternative (A).  Notwithstanding any Deferral Election made by a Participant on any Deferral Election Form, in the event of such Participant’s death, all Restricted Stock Units will be paid in cash or Shares, as determined by the Committee in its sole discretion, to such Participant’s beneficiary (or if no beneficiary has been designated, to such Participant’s estate) within 90 days, following the date of such Participant’s death.

(ii)           The Deferral Value will be credited automatically, without any further action on the part of any Participant, to a bookeeping account to be established by the Company on behalf of such Participant on the books and records of the Company on the applicable Vesting Date of such Award that is subject to a Deferral Election.

8.             Stock Options

(a)           Terms of Stock Options Generally; Vesting.  A Stock Option shall entitle the Participant to whom the Stock Option was granted to purchase a specified number of Shares during a specified period at a price that is determined in accordance with Section 8(b) below.  Stock Options may be either Nonqualified Stock Options or Incentive Stock Options.  Unless otherwise specified in the applicable Award Agreement, Stock Options shall become one-third vested on the first anniversary of the date of grant and shall vest with respect to an additional one-third on each of the second and third such anniversaries.

(b)           Exercise Price.  The exercise price per Share purchasable under a Stock Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that (except with regard to the first series of grants under the Plan) the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed); and provided further that, except as provided in Section 13 below, the exercise price per Share applicable to a Stock Option may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Stock Option with a subsequently awarded Stock Option.

(c)           Adjustments.  Notwithstanding Section 8(b) above, in the event of an extraordinary dividend, the Committee, in its sole discretion, may adjust the exercise price of, and number of Shares subject to, Stock Options then outstanding under the Plan; provided, however, that any such adjustment shall not increase the aggregate intrinsic value of any Award and the ratio of the exercise price to the Fair Market Value of each Share subject to such Award shall not be reduced.

(d)           Termination of Employment or Service.  The terms of this Section 8(d) shall apply unless the Committee, in its sole discretion, determines that alternative terms shall be included in any Award Agreement in which case the terms in such Award Agreement shall govern the rights of the Participant.  Notwithstanding the terms of this Section 8(d), in no event shall any Stock Option be exercisable after the end of the applicable Option Term.

(i)            Termination for Cause.  In the event that a Participant’s employment or service with the Company is terminated for Cause, all unexercised Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) held by such Participant, whether vested or unvested, shall lapse and become void on the date of such termination.

(ii)           Retirement, Death and Disability.  In the event of a Participant’s termination of employment or service due to such Participant’s Retirement, death or Disability, all unvested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) shall become immediately vested and exercisable.  Thereafter, all vested Non-Qualified Stock Options shall remain exercisable by the Participant (or by the Participant’s beneficiary, as applicable) until the third anniversary of the date of the Participant’s termination of employment or service.  All vested Incentive Stock Options shall remain exercisable until the first anniversary of the Participant’s termination of employment or service, except in the event of a termination due to Retirement, in which case Incentive Stock Options shall remain exercisable for a period of 90 days after the date of termination.  Any unexercised Stock Options will thereafter lapse and become void.

(iii)          Early Retirement and Termination by the Company Without Cause.  In the event of a Participant’s termination of employment due to such Participant’s early retirement prior to age 65 (as defined under the Company’s applicable retirement policies), or in the event of the Participant’s termination by the Company other than for Cause, any unvested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) held by such Participant that would have become vested at any time during the 12-month period following the date of his or her termination of employment, had such employment continued, shall become immediately vested and exercisable.  Any remaining unvested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) shall immediately lapse and become void.  Thereafter, all vested Incentive Stock Options shall remain exercisable by the Participant until the end of the 90th day after such Participant’s termination of employment.  All vested Non-Qualified Stock Options shall remain exercisable by the Participant until the end of the 90th day after such Participant’s termination of employment.  Any unexercised vested Stock Options will thereafter lapse and become void.

(iv)          Participant’s Resignation.  In the event that a Participant resigns from his or her employment with the Company for any reason, such Participant’s unvested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) shall immediately lapse and become void.  Any vested Stock Options (both Incentive Stock Options and Non-Qualified Stock Options) shall remain exercisable by the Participant until the end of the 90th day after such Participant’s termination of employment.  Any unexercised vested Stock Options will thereafter lapse and become void.

(v)           Committee Determinations.  The date of termination of employment or service for any reason shall be determined in the sole discretion of the Committee.  The Committee, in its sole discretion, may permit any Incentive Stock Option to convert into a Non-Qualified Stock Option as of a Participant’s termination of employment for purposes of providing such Participant with the benefit of the extended exercise period applicable to Non-Qualified Stock Options.

(e)           Option Term.  The term of each Stock Option (the “Option Term”) shall be fixed by the Committee and shall not exceed ten years from the date of grant.

(f)            Method of Exercise.  Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned whole Shares or a combination thereof and, if the applicable Award Agreement so provides, in whole or in part through the acquisition by the Company of Shares issued to a Participant upon the exercise of a Stock Option, in accordance with applicable law, with a value equal to the exercise price.  In accordance with the rules and procedures established by the Committee for this purpose and subject to applicable law, the Stock Option may also be exercised through “cashless exercise” procedures approved by the Committee involving a broker or dealer approved by the Committee that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

9.             Restricted Stock Units

The terms of this Section 9 are applicable to Awards of Restricted Stock Units other than Performance-Based Restricted Stock Units and are subject to the terms and provisions set forth above in Section 7(c).

(a)           Awards Generally.  An Award of Restricted Stock Units shall consist of a right to receive one or more Shares upon the completion of the applicable vesting period (described in Section 9(b) below) for no consideration other than the provision of services (or such minimum payment as may be required under applicable law) or for such other consideration as the Committee may specify in connection with the grant.  The terms of this Section 9 shall apply to Awards of Restricted Stock Units (other than Performance-Based Restricted Stock Units) unless the Committee, in its sole discretion, determines that alternative terms shall be included in any Award Agreement, in which case the terms in such Award Agreement shall govern the rights of the Participant.

(b)           Vesting.  Unless otherwise specified in the applicable Award Agreement, an Award of Restricted Stock Units shall vest and shall become nonforfeitable on the fourth anniversary of the date of grant.  In the event that a Participant’s employment or service is terminated by the Company for Cause or as a consequence of the Participant’s resignation for any reason, the Participant shall forfeit any right to the Award of Restricted Stock Units as of the date of such termination.  In the event that the Participant’s employment or service terminates for any other reason, the Participant shall become immediately vested on the date of termination in a portion of the Award of Restricted Stock Units equal to the result of the following formula:

(Y÷X) × R, rounded down to the nearest whole number of Shares, where

X= number of days from the date of grant until the date the Award would have vested;

Y= number of days from the date of grant until the date of the Participant’s termination of employment or service; and

R= number of Shares subject to the Award (including any Shares added as a consequence of dividend payments).

The terms of this Section 9(b) shall apply unless the Committee, in its sole discretion, determines that alternative terms shall be included in any Award Agreement in which case the terms in such Award Agreement shall govern the rights of the Participant.

(c)           Issuance of Shares.  Issuance of Shares in settlement of a vested Restricted Stock Unit Award shall be made as soon as practicable following the Vesting Date.

(d)           No Rights as Shareholder.  Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to any Restricted Stock Unit Award until the Shares in settlement of a vested Restricted Stock Unit Award have been issued to the Participant following the applicable Vesting Date, and subject to Section 13(c) and Section 9(e) below, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the registered holder.

(e)           Dividend Equivalent Payments.  Unless the Committee determines otherwise, if the Company pays any cash or other dividend or makes any other distribution in respect of the Shares underlying an Award of Restricted Stock Units, the Company will maintain a bookkeeping record to which such amount of the dividend or distribution in respect to such Shares will be credited to an account for the Participant and paid at the time the Award is settled in whole Shares.

10.          Performance-Based Restricted Stock Units

The terms of this Section 10 are applicable only to Awards of Performance-Based Restricted Stock Units and are subject to the terms and provisions set forth above in Section 7(c).

(a)           Awards Generally.  An Award of Performance-Based Restricted Stock Units shall vest based on the attainment of performance goals over a period of time that the Committee, in its sole discretion, shall determine.  Performance goals, the period of time during which such performance goals shall be measured, any applicable vesting formula or other elements applicable to the performance goals shall be set forth in the applicable Award Agreements.

(b)           Permitted Adjustments.  The Committee, in its sole discretion, may equitably adjust any performance goals in order to take into account the occurrence of extraordinary events such as material acquisitions and divestitures, changes in the capital structure of the Company and extraordinary accounting charges.  In addition, the Committee, in its sole discretion, may unilaterally adjust, to the extent of up to plus or minus 20%, the number of Shares underlying a Performance-Based Restricted Stock Unit Award that has vested based upon the attainment of performance goals, as set forth in the corresponding Award Agreement.

(c)           Termination of Employment or Service.  In the event that a Participant’s employment or service is terminated by the Company for Cause or as a consequence of the Participant’s resignation for any reason, any unvested Awards of Performance-Based Restricted Stock Units to such Participant shall lapse and become void as of the date of such termination.  In the event that the Participant’s employment or service terminates for any other reason, such Participant’s Awards of Performance-Based Restricted Stock Units shall continue to be subject to the applicable terms of vesting and, if such terms are met, shall vest on the Vesting Date on a pro-rata basis from the date of grant until the date of the Participant’s termination of employment or service.  Notwithstanding the terms of this Section 10(c), the Committee may, in its sole discretion, accelerate the vesting of any Performance-Based Restricted Stock Unit Award at the time of an event described herein.  The terms of this Section 10(c) shall apply unless the Committee, in its sole discretion, determines that alternative terms shall be included in any Award Agreement in which case the terms in such Award Agreement shall govern the rights of the Participant.

(d)           Issuance of Shares; Payment of Awards.  Settlement of a Performance-Based Restricted Stock Unit Award shall be made as soon as practicable following the Vesting Date, but in no event later than two and one-half months following the end of the calendar year in which the Vesting Date occurs or, at such other time as the Committee shall determine in a manner consistent with the provisions of Section 409A, in either (1) whole Shares, (2) cash equal to the Fair Market Value of the underlying Shares on the Vesting Date or (3) any combination of (1) and (2), as determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement.

(e)           No Rights as Shareholder.  Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to any Performance-Based Restricted Stock Unit Award until the Shares in settlement of a vested Performance-Based Restricted Stock Unit Award have been issued to the Participant following the Vesting Date, and subject to Section 13(c) and Section 10(f) below, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the registered holder.

(f)            Dividend Equivalent Payments.  Unless the Committee determines otherwise, if the Company pays any cash or other dividend or makes any other distribution in respect of the Shares underlying an Award of Performance-Based Restricted Stock Units, the Company will maintain a bookkeeping record to which such amount of the dividend or distribution in respect to such Shares will be credited to an account for the Participant and paid in whole Shares at the time the Award is settled.

11.          Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof.  Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, Awards of Stock Options, Restricted Stock Units or Performance-Based Restricted Stock Units under the Plan.

12.          Certain Restrictions

(a)           Transfers.  Unless the Committee determines otherwise, no Award shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award (other than an Award of any Incentive Stock Option) for no consideration to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)           Lock-up Periods.  Each Participant shall agree to be bound by the applicable terms of any lock-up agreement between the Company and any underwriter that restricts or prohibits transactions in Shares for any period of time.

(c)           Exercise.  During the lifetime of the Participant, a Stock Option or similar-type Other Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Stock Option or Other Award has been transferred in accordance with Section 12(a).

13.          Recapitalization or Reorganization

(a)           Authority of the Company and Shareholders.  The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Change of Control.  In addition to the alternatives described in Section 13(c) below, in the event of a Change of Control, the Committee in its sole discretion may take such measures as it deems appropriate with respect to any outstanding Awards, which measures may include, without limitation, the acceleration of vesting, the rollover of outstanding Awards into awards exercisable for or subject to the acquirer’s securities, the cash out of vested Awards or any combination of the foregoing; provided, however, that unless the Committee, in its sole discretion, determines otherwise, in the event of a Change of Control all outstanding Awards of Stock Options and Restricted Stock Units shall become fully vested immediately prior to the consummation of such Change of Control transaction; and provided further, that Performance-Based Restricted Stock Unit Awards shall become vested according to the assumption that the applicable performance goals have been met at the target level.

(c)           Change in Capitalization.  The number and kind of shares authorized for issuance under Section 5(a) above, shall be equitably adjusted in the event of a stock split, subdivision, bonus issue, stock dividend, recapitalization, reorganization, merger, amalgamation, consolidation, division, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards.  Such adjustments shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Board, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

14.          Amendments

Subject to Section 15(m), the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which under the requirements of any applicable law or stock exchange rule must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule; and provided further, that, except as contemplated by Sections 8(b), 8(c) and 13(c) above, the Board may not, without the approval of the Company’s shareholders, increase the maximum number of shares issuable under the Plan or reduce the exercise price of a Stock Option.  No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award.  Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Award under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

15.          Miscellaneous

(a)           Tax Withholding.  The Company may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any federal, state or local tax withholding requirements.  The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Award any federal, state or local taxes required to be withheld with respect to such payments.  In the case of an Award payable in Shares, the Company may, in its sole discretion, permit such individual to satisfy, in whole or in part, such obligation to satisfy any federal, state or local taxes by directing the Company to repurchase Shares that were issued to such individual in accordance with, and subject to, all applicable laws and pursuant to any such rules as the Committee may establish from time to time.

(b)           No Right to Grants or Employment.  No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan.  Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee, consultant or independent contractor of the Company any right to continued employment or service with the Company or interfere in any way with the right of the Company to terminate the employment or service of any of its employees, consultants or independent contractors at any time, with or without cause.

(c)           Other Compensation.  Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company’s other compensation and benefit plans and programs.

(d)           Other Employee Benefit Plans.  Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(e)           Unfunded Plan.  The Plan is intended to constitute an unfunded plan for incentive compensation.  Prior to the payment or settlement of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

(f)            Securities Law Restrictions.  The Committee may require each Eligible Individual purchasing or acquiring Shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment and not with a view to the distribution thereof.  All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal, state securities laws and Bermuda laws and regulations.

(g)           Award Agreement.  Except as expressly provided herein, in the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(h)           Expenses.  The costs and expenses of administering the Plan shall be borne by the Company.

(i)            Application of Funds.  The proceeds received from the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

(j)            Applicable Law.  Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

(k)           Stated Periods of Time.  In the event that any period of days, months or years set forth in this Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.

(l)            Six-Monthly Delay for Specified Employees.  Notwithstanding anything herein to the contrary, if a Participant is a ‘specified employee’ within the meaning of Section 409A(a)(2)(B)(i), as determined under the Company’s established methodology for determining specified employees, on the Participant’s Separation Date, any payment hereunder that provides for a “deferral of compensation” within the meaning of Section 409A shall not be paid or commence to be paid on any date prior to the first business day after the date that is six months following the Participant’s Separation Date; provided, however, that a payment delayed pursuant to this Section 15(l) shall commence earlier in the event of the Participant’s death prior to the end of the six-month period.  Any such delayed payments shall be accumulated and paid on the first day of the seventh calendar month following the date of separation from service.

(m)          Section 409A Compliance.  (i) Notwithstanding any contrary provision in the Plan, an Award Document or an Award, if any provision of the Plan, an Award Document or an Award contravenes any regulations or guidance promulgated under Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, such provision of the Plan, an Award Document or an Award may be modified by the Committee without notice and consent of any person in any manner the Committee deems reasonable or necessary.  In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A.  Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.

(ii)                                  If any amount owed to a Participant under this Plan is considered for purposes of Section 409A to be owed to the Participant by virtue of his termination of employment or service, such amount shall be paid if and only if such termination of employment or service constitutes a “separation from service” with the Company, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto; provided, however for the purposes of determining which entity is a service recipient or employer, “at least 20 percent” is substituted for “at least 80 percent” in each place it appears in Treasury Regulation §1.414(c)-2.